Exhibit 99.2

Table 1: PG&E Corporation Business Priorities 2010

•   Improve reliability

•   Improve safety and human performance

•   Deliver on budget, on plan, and on purpose

•   Drive customer satisfaction

•   Champion effective regulatory and legislative policies

Table 2: Reconciliation of PG&E Corporation’s Earnings from Operations to Consolidated Income Available for Common Shareholders in Accordance with Generally Accepted Accounting Principles (GAAP)
Third Quarter and Year-to-Date, 2010 vs. 2009
(in millions, except per share amounts)

	Three months ended September 30,				Nine months ended September 30,

	Earnings		Earnings per Common Share (Diluted)		Earnings		Earnings per Common Share (Diluted)
	2010	2009	2010	2009	2010	2009	2010	2009

PG&E Corporation Earnings from Operations (1)	$398	$358	$1.02	$0.93	$1,054	$919	$2.73	$2.41
Items Impacting Comparability: (2)
Statewide ballot initiative (3)	-	-	-	-	(45)	-	(0.12)	-
Federal healthcare law (4)	1	-	-	-	(19)	-	(0.05)	-
San Bruno accident (5)	(141)	-	(0.36)	-	(141)	-	(0.37)	-
Tax refund (6)	-	10	-	0.03	-	66	-	0.18
Recovery of hydro divestiture costs (7)	-	-	-	-	-	28	-	0.07
Accelerated work on gas system (8)	-	(16)	-	(0.04)	-	(32)	-	(0.08)
Severance costs (9)	-	(34)	-	(0.09)	-	(34)	-	(0.09)
PG&E Corporation Earnings on a GAAP basis	$258	$318	$0.66	$0.83	$849	$947	$2.19	$2.49

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.
For the nine months ended September 30, 2010, PG&E Corporation’s subsidiary, Pacific Gas and Electric Company (Utility) contributed $45 million, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the nine months ended September 30, 2010, the Utility recorded a charge of $19 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and nine months ended September 30, 2010, the Utility recorded a charge of $141 million, after-tax, for the San Bruno accident, including estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the event.

6.	For the three and nine months ended September 30, 2009, PG&E Corporation recognized $10 million and $66 million, after-tax, respectively, for the interest benefit of a tax settlement.

7.
For the nine months ended September 30, 2009, the Utility recognized income of $28 million, after tax, for the recovery of costs previously incurred in connection with its hydroelectric generation facilities.

8.
For the three and nine months ended September 30, 2009, the Utility incurred $16 million and $32 million, after-tax, respectively, for costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work.

9.	For the three and nine months ended September 30, 2009, the Utility accrued $34 million, after-tax, of severance costs related to the elimination of approximately 2% of its workforce.

Table 3: Reconciliation of Pacific Gas and Electric Company’s Earnings from Operations to Consolidated Income Available for Common Stock in Accordance with GAAP
Third Quarter and Year-to-Date, 2010 vs. 2009
(in millions)

	Three months ended September 30,		Nine months ended September 30,

	Earnings		Earnings
	2010	2009	2010	2009
Pacific Gas and Electric Company Earnings from Operations (1)	$402	$374	$1,063	$929
Items Impacting Comparability: (2)	-	-	-	-
Statewide ballot initiative (3)	-	-	(45)	-
Federal healthcare law (4)	1	-	(19)	-
San Bruno accident (5)	(141)	-	(141)	-
Tax refund (6)	-	26	-	82
Recovery of hydro divestiture costs (7)	-	-	-	28
Accelerated work on gas system (8)	-	(16)	-	(32)
Severance costs (9)	-	(34)	-	(34)
Pacific Gas and Electric Company Earnings on a GAAP basis	$262	$350	$858	$973

1.	“Earnings from operations” is not calculated in accordance with GAAP and excludes items impacting comparability as described in Note (2) below.

2.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders as reported in accordance with GAAP.

3.	For the nine months ended September 30, 2010, the Utility contributed $45 million, after-tax, to support Proposition 16 - The Taxpayers Right to Vote Act.

4.	For the nine months ended September 30, 2010, the Utility recorded a charge of $19 million, after-tax, triggered by the elimination of the tax deductibility of Medicare Part D federal subsidies.

5.
For the three and nine months ended September 30, 2010, the Utility recorded a charge of $141 million, after-tax, for the San Bruno accident, including estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the event.

6.	For the three and nine months ended September 30, 2009, the Utility recognized income $26 million and $82 million, after-tax, respectively, for the interest benefit of a tax settlement.

7.
For the three and nine months ended September 30, 2009, the Utility recognized $28 million, after-tax, for the recovery of costs previously incurred in connection with its  hydroelectric generation facilities.

8.
For the three and nine months ended September 30, 2009, the Utility incurred $16 million and $32 million, respectively, after-tax, of costs to perform accelerated system-wide natural gas integrity surveys and associated remedial work..

9.	For the three and nine months ended September 30, 2009, the Utility accrued $34 million, after-tax, of severance costs related to the reduction of approximately 2% of its workforce.

Table 4: Key Drivers of PG&E Corporation Earnings per Common Share from Operations
Third Quarter and Year-to-Date, 2010 vs. 2009
($/Share, Diluted)

Q3 2009 EPS from Operations (1)	$0.93

Increase in rate base revenues	0.07
Disability Expense	0.02
Miscellaneous items	0.03

Increase in shares outstanding	(0.02)
Severance Costs	(0.01)
Q3 2010 EPS from Operations (1)	$1.02

Q3 2009 YTD EPS from Operations (1)	$2.41

Increase in rate base revenues	0.17
Nuclear Refueling Outage	0.08
Severance Costs	0.02
Uncollectibles expense, net	0.02
Environmental liability	0.01
Disability Expense	0.02
Miscellaneous items	0.07

Increase in shares outstanding	(0.04)
Storm and outage expenses	(0.03)
Q3 2010 YTD EPS from Operations (1)	$2.73

1.	See Table 2 for a reconciliation of EPS from operations to EPS on a GAAP basis.

Table 5: PG&E Corporation Share Statistics
Third Quarter, 2010 vs. 2009
(shares in millions, except per share amounts)

	Third Quarter 2010	Third Quarter 2009	% Change

Common Stock Data

Book Value per share – end of period (1)	$28.17	$26.26	7.27%

Weighted average common shares outstanding, basic	390	370	5.41%
Employee share-based compensation	2	2	-%
Weighted average common shares outstanding, diluted	392	372	5.38%
9.5% Convertible Subordinated Notes (participating securities)	-	16	(100%)
Weighted average common shares outstanding and participating securities, diluted	392	388	1.03%

1.	Common shareholders’ equity per common share outstanding at period end (includes the effect of participating securities).

Source:  PG&E Corporation’s Condensed Consolidated Financial Statements and the Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 6: Operational Performance Metrics
Third Quarter Year-to-Date Actual 2010 vs. Targets 2010

			2010
		Percentage Weight (1)	YTD Actual	YTD Target	EOY Target

1.	Earnings From Operations (in millions)	50%	$ 1,063	See note (2)	See note (2)

2.	Customer Satisfaction & Brand Health Index	15%	74.6	77.7	77.7

3.	Reliable Energy Delivery Index	15%	0.632	1.000	1.000

4.	Safety Index	10%	1.000	1.000	1.000

5.	Employee Engagement Premier Survey	5%	See note (3)	See note (3)	68.7%

6.	Environmental Leadership Index	5%	1.75	1.00	1.00

1. Represents weighting used in calculating PG&E Corporation Short-Term Incentive Plan performance for management employees.

2. Internal target not publicly disclosed but is consistent with publicly disclosed guidance for 2010 EPS from operations of $3.35-$3.50.

3. The Employee Engagement Premier Survey was administered in October 2010 with results available in December 2010.

DEFINITIONS OF 2010 OPERATIONAL PERFORMANCE METRICS FROM TABLE 6:

1.	Earnings from Operations:

Earnings from operations measures PG&E Corporation’s earnings power from ongoing core operations.  It allows investors to compare the underlying financial performance of the business from one period to another, exclusive of items that management believes do not reflect the normal course of operations (items impacting comparability).  The measurement is not in accordance with GAAP.  For a reconciliation of earnings from operations to earnings in accordance with GAAP, see Tables 2 and 3 above.

The 2010 target for earnings from operations is not publicly reported but is consistent with PG&E Corporation’s publicly disclosed guidance range provided for 2010 EPS from operations of $3.35-$3.50.  For a reconciliation of 2010 EPS guidance on an earnings from operations basis to a GAAP basis, see Table 8.

2.	Customer Satisfaction & Brand Health Index:

The Customer Satisfaction & Brand Health Index is a combination of a Customer Satisfaction Score, which has a 75 percent weighting and a Brand Favorability Score, which has a 25 percent weighting in the composite.  The Customer Satisfaction Score is a measure of overall satisfaction with PG&E’s operational performance in delivering services such as reliability, pricing of services, and customer service experience.  The Brand Favorability Score is a measure of the overall favorability towards the PG&E brand, and measures the emotional connection that customers have with the brand and is based on assessing perceptions regarding PG&E’s images, such as trust, heritage, and social responsibility.  The Customer Satisfaction & Brand Health Index measures residential, small business, and medium business customer perceptions with weightings of 60 percent for residential customers and 40 percent for business customers.  A higher index score indicates better performance in customer satisfaction and brand health.

3.	Reliable Energy Delivery Index:

The Reliable Energy Delivery Index is a composite of three categories outlined below.  Overall, these metrics provide a balanced view on the number and duration of electric system unplanned interruptions and performance improvement in the resurvey of the gas system.  A higher index score indicates better performance in reliable energy delivery.
1. System Average Interruption Frequency Index (SAIFI) – 35% weight
2. Customer Average Interruption Duration Index (CAIDI) – 35% weight
3. Gas Leak Survey – 30% weight

4.	Safety Index:

The Safety Index is a combination of the Occupational Safety & Health Administration (OSHA) Recordable Rate, which has a 75 percent weighting and the Motor Vehicle Incident (MVI) Rate, which has a 25 percent weighting in the composite.  The OSHA Recordable Rate measures the number of OSHA Recordable injuries, illnesses, or exposures that (1) satisfy OSHA requirements for recordability, and (2) occur in the current year.  In general, an injury must result in medical treatment beyond first aid or result in work restrictions, death, or loss of consciousness to be OSHA Recordable.  The rate measures how frequently OSHA Recordable cases occur for every 200,000 hours worked, or for approximately every 100 employees.  The MVI Rate measures the number of chargeable motor vehicle incidents per 1 million miles driven.  A chargeable incident is one where the Company driver could have prevented an incident, but failed to take reasonable steps to do so.  A higher index score indicates better safety performance.

5.	Employee Engagement Premier Survey:

The Employee Engagement Score is derived by averaging the percent favorable responses to 40 survey items. A higher score indicates better performance in employee engagement.

6.	Environmental Leadership Index:

The Environmental Leadership Index is a combination of environmental compliance, which has a 50 percent weighting and operational footprint, which has a 50 percent weighting in the composite.  The environmental compliance is determined by the Notice of Violation (NOV) Rate which is defined as the rate of NOVs per 100 agency inspections.  The operational footprint is measured by reducing energy and water use, and increasing the diversion of solid waste at company facilities.  A higher index score indicates better performance in environmental leadership.

Table 7: Pacific Gas and Electric Company Operating Statistics
Third Quarter and Year-to-Date, 2010 vs. 2009

	Three Months Ended September 30,		Nine Months Ended September 30,
	2010	2009	2010	2009

Electric Sales (in millions kWh)
Residential	8,430	8,796	23,039	23,546
Commercial	8,883	9,064	24,439	24,636
Industrial	3,779	3,886	10,602	11,046
Agricultural	2,074	2,253	3,949	4,594
BART, public street and highway lighting	204	209	576	619
Other electric utilities	-	1	-	1
Sales from Energy Deliveries	23,370	24,209	62,605	64,442

Total Electric Customers at September 30			5,158,210	5,137,969

Bundled Gas Sales (in millions MCF)
Residential	25	23	146	143
Commercial	9	10	40	43
Total Bundled Gas Sales	34	33	186	186
Transportation Only	160	182	424	418
Total Gas Sales	194	215	610	604

Total Gas Customers at September 30			4,294,897	4,265,190

Sources of Electric Energy (in millions kWh)
Utility Generation
Nuclear	5,029	4,310	14,741	12,372
Hydro (net)	2,528	2,361	7,493	6,994
Fossil	934	860	2,603	2,193
Total Utility Generation	8,491	7,531	24,837	21,559
Purchased Power
Qualifying Facilities, including renewable resources	3,920	3,853	10,772	11,135
Irrigation Districts	970	995	2,580	2,350
Renewable Resources, excluding QF’s	2,208	1,629	5,774	4,279
Other Purchased Power	1,700	3,579	4,247	9,527
Spot Market Purchases/Sales, net	3,944	2,468	9,194	4,947
Total Purchased Power	12,742	12,524	32,567	32,238

Delivery from DWR	1,202	3,879	3,251	9,799
Delivery to Direct Access Customers	1,642	1,524	4,279	4,193
Other (includes energy loss)	(707)	(1,249)	(2,329)	(3,347)
Total Electric Energy Delivered	23,370	24,209	62,605	64,442

Diablo Canyon Performance
Overall capacity factor (including refuelings)	102%	88%	102%	85%
Refueling outage period	None	None	None	1/25/09-3/24/09
Refueling outage duration during the period (days)	None	None	None	58.0

Table 8: PG&E Corporation EPS Guidance

2010 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.35	$3.50

Estimated Items Impacting Comparability (1)
Statewide ballot initiative (2)	(0.12)	(0.12)
Federal healthcare law (3)	(0.05)	(0.05)
San Bruno accident (4)	(0.46)	(0.41)
Estimated EPS on a GAAP Basis	$2.72	$2.92

2011 EPS Guidance	Low	High
EPS Guidance on an Earnings from Operations Basis	$3.65	$3.80

Estimated Items Impacting Comparability (1)
San Bruno accident (4)	(0.38)	(0.08)

Estimated EPS on a GAAP Basis	$3.27	$3.72

1.	Items impacting comparability reconcile earnings from operations with Consolidated Income Available for Common Shareholders in Accordance with GAAP.
2.	Costs related to Proposition 16 – The Taxpayers’ Right to Vote Act.
3.	Reduction in the deferred tax asset corresponding to the loss of tax deductibility of Medicare Part D federal subsidies.
4.	Estimated third-party claims for personal injury and property damage claims, other damage claims, and costs incurred in responding to the San Bruno accident.

Management's statements regarding guidance for earnings from operations per common share for PG&E Corporation and general earnings sensitivities constitute forward-looking statements that are based on current expectations and assumptions that management believes are reasonable, including that the Utility earns its authorized rate of return. These statements and assumptions are necessarily subject to various risks and uncertainties, the realization or resolution of which may be outside of management’s control. Actual results may differ materially. Factors that could cause actual results to differ materially include:

•	the Utility’s ability to efficiently manage capital expenditures and its operating and maintenance expenses within authorized levels and timely recover its costs through rates;

•
the outcome of pending and future regulatory or legislative proceedings or investigations, including the investigations by the NTSB and CPUC into the cause of the San Bruno Accident and the safety of the Utility’s natural gas transmission pipelines in its northern and central California service territory, and whether the Utility is required to incur costs to comply with regulatory or legislative mandates that it is unable to recover through rates or insurance;

•
the adequacy and price of electricity and natural gas supplies and whether the new day-ahead, hour-ahead, and real-time wholesale electricity markets established by the California Independent System Operator will continue to function effectively, the extent to which the Utility can manage and respond to the volatility of electricity and natural gas prices, and the ability of the Utility and its counterparties to post or return collateral;

•
explosions, fires, accidents, mechanical breakdowns, the disruption of information technology and systems, and similar events that may occur while operating and maintaining an electric and natural gas system in a large service territory with varying geographic conditions that can cause unplanned outages, reduce generating output, damage the Utility’s assets or operations, subject the Utility to third-party claims for property damage or personal injury, or result in the imposition of civil, criminal, or regulatory fines or penalties on the Utility;

Table 8 (continued): PG&E Corporation EPS Guidance

•
the impact of storms, earthquakes, floods, drought, wildfires, disease, and similar natural disasters, or acts of terrorism or vandalism, that affect customer demand or that damage or disrupt the facilities, operations, or information technology and systems owned by the Utility, its customers, or third parties on which the Utility relies;

•	the potential impacts of climate change on the Utility’s electricity and natural gas businesses;

•
changes in customer demand for electricity and natural gas resulting from unanticipated population growth or decline, general economic and financial market conditions, changes in technology that include the development of alternative technologies that enable customers to increase their reliance on self-generation, or other reasons;

•
the occurrence of unplanned outages at the Utility’s two nuclear generating units at Diablo Canyon, the availability of nuclear fuel, the outcome of the Utility’s application to renew the operating licenses for Diablo Canyon, and potential changes in laws or regulations promulgated by the NRC or environmental agencies with respect to the storage of spent nuclear fuel, security, safety, or other matters associated with the operations at Diablo Canyon;

•
whether the Utility earns incentive revenues or incurs obligations under incentive ratemaking mechanisms, such as the CPUC’s incentive ratemaking mechanism relating to energy savings achieved through implementation of the utilities’ customer energy efficiency programs;

•	the impact of federal or state laws or regulations, or their interpretation, on energy policy and the regulation of utilities and their holding companies;

•
whether the Utility can successfully implement its program to install advanced meters for its electric and natural gas customers and integrate the new meters with its customer billing and other systems, the outcome of the independent investigation ordered by the CPUC and the California Legislature into customer concerns about the new meters, and the ability of the Utility to implement various rate changes including “dynamic pricing” by offering electric rates that can vary with the customer’s time of use and are more closely aligned with wholesale electricity prices;

•
how the CPUC interprets and enforces the financial and other conditions imposed on PG&E Corporation when it became the Utility’s holding company and the extent to which the interpretation or enforcement of these conditions has a material impact on PG&E Corporation;

•
the extent to which PG&E Corporation or the Utility incurs costs in connection with third-party claims or litigation, including those arising from the San Bruno Accident, that are not recoverable through insurance, rates, or from other third parties;

•	the ability of PG&E Corporation, the Utility, and counterparties to access capital markets and other sources of credit in a timely manner on acceptable terms;

•	the impact of environmental laws and regulations and the costs of compliance and remediation;

•
the loss of customers due to various forms of bypass and competition, including municipalization of the Utility’s electric distribution facilities, increasing levels of “direct access” by which consumers procure electricity from alternative energy providers, and implementation of “community choice aggregation,” which permits cities and counties to purchase and sell electricity for their local residents and businesses; and

•	the outcome of federal or state tax audits and the impact of changes in federal or state tax laws, policies, or regulations.

•	other factors and risks discussed in PG&E Corporation and Pacific Gas and Electric Company’s 2009 Annual Report on Form 10-K and other reports filed with the Securities and Exchange Commission.

Table 9: General Earnings Sensitivities
PG&E Corporation and Pacific Gas and Electric Company

Variable	Description of Change	Estimated 2010 Earnings Impact	Estimated 2011 Earnings Impact

Rate base	+/- $100 million change in rate base	+/- $6 million	+/- $6 million

Return on equity (ROE)	+/- 0.1% change in allowed ROE	+/- $11 million	+/- $13 million

Share count	+/- 1% change in average shares	+/- $.03 per share	+/- $.04 per share

Revenues	+/- $7 million change in at-risk revenue (pre-tax), including Electric Transmission and California Gas Transmission	+/- $.01 per share	+/- $.01 per share

These general earnings sensitivities that may affect 2010 and 2011 earnings are forward-looking statements that are based on various assumptions that may prove to be inaccurate.  Actual results may differ materially.  For a discussion of the factors that may affect future results, see Table 8.

Table 10: Cash Flow Sources and Uses
Year-to-Date 2010
PG&E Corporation Consolidated
(in millions)

Cash and Cash Equivalents, December 31, 2009	$527

Sources of Cash
Cash from operations	$2,320
Decrease in restricted cash	61
Borrowings under revolving credit facilities	490
Net proceeds from issuance of commercial paper	251
Net proceeds from issuance of long-term debt	838
Common stock issued	141
$4,101

Uses of Cash
Capital expenditures	$2,794
Investments in and proceeds from nuclear decommissioning trust, net	39
Short-term debt matured	500
Long-term debt matured or repurchased	95
Energy recovery bonds matured	285
Common stock dividends paid	492
Other	76
$4,281

Cash and Cash Equivalents, September 30, 2010	$347

Source:  PG&E Corporation’s Condensed Consolidated Statement of Cash Flows included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 11: PG&E Corporation and Pacific Gas and Electric Company’s Consolidated Cash Position
Third Quarter, 2010 vs. 2009
(in millions)

	2010	2009	Change

Cash Flow from Operating Activities (YTD September 30)
PG&E Corporation	$(31)	$113	$(144)
Pacific Gas and Electric Company	2,351	2,694	(343)
	$2,320	$2,807	$(487)

Consolidated Cash Balance (at September 30)
PG&E Corporation	$228	$189	$39
Pacific Gas and Electric Company	119	511	(392)
	$347	$700	$(353)

Consolidated Restricted Cash Balance (at September 30)
PG&E Corporation	$-	$-	$-
Pacific Gas and Electric Company (1)	585	579	6
	$585	$579	$6

1. Includes $12 million and $10 million of restricted cash classified as Other Noncurrent Assets – Other in the Condensed Consolidated Balance Sheets at September 30, 2010 and 2009, respectively.

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements included in PG&E Corporation’s and Pacific Gas and Electric Company’s combined Quarterly Report on Form 10-Q for the quarters ended September 30, 2010 and 2009.

Table 12: PG&E Corporation’s and Pacific Gas and Electric Company’s Long-Term Debt
Third Quarter, 2010 vs. Year-End 2009
(in millions)

	Balance at
	September 30, 2010	December 31, 2009
PG&E Corporation
Convertible subordinated notes, 9.50%, due 2010	$-	$247
Less: current portion	-	(247)
Total convertible subordinated notes	-	-
Senior notes, 5.75%, due 2014	350	350
Unamortized discount	(2)	(2)
Total senior notes	348	348
Total PG&E Corporation long-term debt, net of current portion	348	348
Utility
Senior notes:
4.20% due 2011	500	500
6.25% due 2013	400	400
4.80% due 2014	1,000	1,000
5.625% due 2017	700	700
8.25% due 2018	800	800
3.50% due 2020	550	-
6.05% due 2034	3,000	3,000
5.80% due 2037	950	700
6.35% due 2038	400	400
6.25% due 2039	550	550
5.40% due 2040	550	550
Less: current portion	(500)	-
Unamortized discount, net of premium	(39)	(35)
Total senior notes	8,861	8,565
Pollution control bonds:
Series 1996 C, E, F, 1997 B, variable rates (1), due 2026 (2)	614	614
Series 1996 A, 5.35%, due 2016	200	200
Series 2004 A-D, 4.75%, due 2023	345	345
Series 2008 G and F, 3.75% (3), due 2018 and 2026	-	95
Series 2009 A-D, variable rates (4), due 2016 and 2026 (5)	309	309
Series 2010 E, 2.25%, due 2026 (6)	50	-
Less: current portion	-	(95)
Total pollution control bonds	1,518	1,468
Total Utility long-term debt, net of current portion	10,379	10,033
Total consolidated long-term debt, net of current portion	$10,727	$10,381

(1) At September 30, 2010, interest rates on these bonds and the related loans ranged from 0.25% to 0.30%.

(2) Each series of these bonds is supported by a separate letter of credit that expires on February 26, 2012. Although the stated maturity date is 2026, each series will remain outstanding only if the Utility extends or replaces the letter of credit related to the series or otherwise obtains consent from the issuer to the continuation of the series without a credit facility.

(3) These bonds bore interest at 3.75% per year through September 19, 2010, and were subject to mandatory tender on September 20, 2010. The Utility repurchased these bonds on September 20, 2010. The bonds will be remarketed in a fixed or variable rate mode every 30 days until the bonds are reissued. The Utility, as bondholder, will be both the payer and the recipient of principal and interest payments on each remarketing day.

(4) At September 30, 2010, interest rates on these bonds and the related loans ranged from 0.20% to 0.27%.

(5) Each series of these bonds is supported by a separate direct-pay letter of credit that expires on October 29, 2011. The Utility may choose to provide a substitute letter of credit for any series of these bonds, subject to a rating requirement.

(6) These bonds bear interest at 2.25% per year through April 1, 2012, are subject to mandatory tender on April 2, 2012, and may be remarketed in a fixed or variable rate mode.

Table 13: PG&E Corporation’s and Pacific Gas and Electric Company’s Repayment Schedule and Interest Rates - Long-Term Debt and Energy Recovery Bonds as of September 30, 2010
(in millions, except interest rates)

	2010	2011	2012	2013	2014	Thereafter	Total
LONG-TERM DEBT:
PG&E Corporation
Average fixed interest rate	-	-	-	-	5.75%	-	5.75%
Fixed rate obligations	$-	$-	$-	$-	$350	$-	$350
Utility
Average fixed interest rate	-	4.20%	2.25%	6.25%	4.80%	5.94%	5.73%
Fixed rate obligations	$-	$500	$50	$400	$1,000	$8,045	$9,995
Variable interest rate as of September 30, 2010	-	0.25%	0.28%	-	-	-	0.27%
Variable rate obligations	$-	$309 (1)	$614 (2)	$-	$-	$-	$923
Less: current portion	-	(500)	-	-	-	-	(500)
Total consolidated long-term debt	$-	$309	$664	$400	$1,350	$8,045	$10,768

(1) These bonds, due from 2016 through 2026, are backed by a direct-pay letter of credit that expires on October 29, 2011. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced or the issuer consents to the continuation of these series without a credit facility. Accordingly, the bonds have been classified for repayment purposes in 2011.

(2) These bonds, due in 2026, are backed by a separate letter of credit that expires on February 26, 2012. The bonds will be subject to a mandatory redemption unless the letter of credit is extended or replaced. Accordingly, the bonds have been classified for repayment purposes in 2012.

ENERGY RECOVERY BONDS (3):	2010	2011	2012	Total
Utility
Average fixed interest rate	4.59%	4.59%	4.66%	4.62%
Energy recovery bonds	$100	$404	$423	$927

(3) These bonds were issued by PG&E Energy Recovery Funding LLC (“PERF”), a wholly owned consolidated subsidiary of Pacific Gas and Electric Company. The proceeds were used by PERF to purchase from Pacific Gas and Electric Company the right, known as "recovery property," to be paid a specified amount from a dedicated rate component to be collected from Pacific Gas and Electric Company’s electricity customers. While PERF is a wholly owned subsidiary of Pacific Gas and Electric Company, it is legally separate from Pacific Gas and Electric Company. The assets, including the recovery property, of PERF are not available to creditors of PG&E Corporation or Pacific Gas and Electric Company, and the recovery property is not legally an asset of PG&E Corporation or Pacific Gas and Electric Company.

Table 14: Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

Transmission Owner (“TO”) 13 Rate Case
On September 30, 2010, FERC conditionally accepted the proposed TO13 rates and made them effective on March 1, 2011, subject to hearing and refund.  TO13 rate case requests a retail revenue requirement of $1.026 billion, a $151 million increase over the rates included in the FERC approved settlement for TO12. This increase is largely driven by the Utility’s expectation to make investments of $765 million in 2010 and $810 million in 2011 in various capital projects, including projects to add additional transmission capacity, expand automation technology, improve overall system reliability and maintenance and replace equipment at substations.  Settlement discussions have begun and the hearing schedule is on hold while they continue.
ER10-2026-000
2010 Long Term Procurement Plan (“LTPP”)
This is a CPUC proceeding to ensure a reliable and cost-effective electricity supply in California through integration and refinement of a comprehensive set of procurement policies, practices and procedures underlying long-term procurement plans.
R.10-05-006
Nuclear Relicensing
On January 29, 2010, the Utility filed an application with the CPUC to recover the costs associated with renewal of the Diablo Canyon Power Plant operating licenses for Units 1 and 2 for an additional 20 years to 2044 and 2045.  The application requests authority to recover in rates, starting January 1, 2015, an initial revenue requirement of $21.6 million for costs associated with obtaining the federal and state approvals required to seek license renewal.  On June 23, 2010, a ruling was issued confirming the scope of issues to be addressed in the CPUC proceeding and setting the procedural schedule.   A final decision is expected in May 2011.
A.10-01-022
2011 General Rate Case (“GRC”)
On October 15, 2010, the Utility and nearly all other intervening parties, filed a motion with the CPUC seeking approval of a settlement agreement in the Utility's 2011 GRC to set the amount of base revenues that the Utility may collect in rates to recover costs for the Utility’s gas and electric distribution and electric generation operations for the period 2011 to 2013.  To accommodate settlement discussions, the CPUC suspended the schedule which had previously provided for a final decision in December 2010. On August 6, 2010, the Utility filed a motion requesting that, regardless of when a final CPUC decision is issued, any revenue requirement change be effective on January 1, 2011. That motion remains pending before the CPUC.
A.09-12-020 A.10-03-014
Manzana Wind Project
On December 3, 2009, the Utility requested that the CPUC approve: (1) a purchase and sale agreement to acquire the Manzana wind project from Iberdrola Renewables, Inc. and (2) a project completion agreement under which a subsidiary of Iberdrola will develop and construct the project.  The Utility estimates that it would incur capital costs of approximately $900 million for the project. The Utility is awaiting a proposed decision in this proceeding.
A.09-12-002
Request for New Generation Offers and Potential New Utility-Owned Generation
On July 29, 2010, the CPUC issued a final decision which approved the Marsh Landing, Contra Costa 6 & 7, and Midway Sunset power purchase agreements, while denying the purchase and sales agreement for the proposed Oakley Generating Station.  On August 23, 2010, the Utility requested the CPUC to modify its final decision and approve the Oakley Generating Station project based on a modified purchase and sales agreement, which changed the guaranteed commercial availability date from June 2014 to June 2016.
A.09-09-021 D.10-07-045

Table 14 (continued): Pacific Gas and Electric Company
Description of Selected Regulatory Cases

Name	Brief Description	Docket Number

2011 Gas Transmission and Storage (“GT&S”) Rate Case
On September 18, 2009, the Utility filed an application with the CPUC to determine the rates, terms, and conditions of the Utility’s GT&S services beginning January 1, 2011.  On August 20, 2010, the Utility and all but one of the active parties filed a joint motion seeking approval of a comprehensive settlement agreement, known as Gas Accord V.  The Gas Accord V proposes to set GT&S rates and associated revenue requirements, as well as the market structure, for the four-year period from 2011 to 2014, subject to the resolution of several issues raised by Sempra.  On October 8, 2010, the Utility requested that the CPUC issue a final decision by December 21, 2010 to allow the Utility to adjust 2011 rates (upward or downward) from the date the CPUC issues a final decision on the Gas Accord V assuming the final decision is issued after January, 1, 2011.  If the CPUC does not issue a decision on this request by January 1, 2011, the terms of the Gas Accord IV, provides that the interim transmission and storage rates beginning January 1, 2011 will equal the rates in effect on December 31, 2010, plus a two percent escalator for local transmission rates.  The amended procedural schedule calls for a final decision on the Gas Accord V and the unresolved issues in March 2011.  The CPUC also added a new phase to the GT&S rate case to address the immediate actions the CPUC and the Utility may take to ensure the integrity, safety, and reliability of the Utility’s GT&S operations during the upcoming four-year rate case cycle.  It is expected that the CPUC will set a schedule for the new safety phase in January 2011.
A.09-09-013
Energy Efficiency Order Instituting Rulemaking Post-2005
This is a CPUC proceeding to establish incentive ratemaking mechanisms for implementation of the California utilities’ energy efficiency programs and to resolve the utilities’ claims for 2006-2008 shareholder incentives.  The CPUC has awarded the Utility $75 million in incentive revenues for energy savings achieved over the 2006-2008 program cycle, subject to final true-up.  On September 28, 2010, a proposed decision was issued by ALJ Pulsifer recommending that the Utility not be awarded any more incentive revenues.  On October 19, 2010, the CPUC issued a revised version of Commission Bohn’s alternate proposed decision, originally issued on September 28, 2010, which recommends that the Utility be awarded $40.3 million in additional incentive revenues. The CPUC is scheduled to issue a final decision to complete the true-up process by the end of 2010. The CPUC has not yet determined the incentive mechanism that will apply to energy efficiency programs in 2009 and future years.
R.09-01-019 D.09-12-045
SmartGrid Order Instituting Rulemaking
This is a CPUC proceeding to consider the development of SmartGrid technologies in California and to establish procedures for SCE, PG&E and SDG&E to obtain CPUC approval for Smart Grid-related investments through general rate cases or individual applications.  On June 24, 2010, the CPUC issued a decision which requires SCE, PG&E and SDG&E to submit SmartGrid deployment plans by July 1, 2011.  The plans should present a vision, strategy, and roadmap for how the SmartGrid will enable consumers to capture the benefits of a wide range of energy technologies, products, and services while protecting consumers’ privacy.  This rulemaking proceeding will have additional phases in 2010 and 2011.
R.08-12-009 D.09-12-046

Most of these regulatory cases are discussed in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010, or PG&E Corporation and Pacific Gas and Electric Company’s combined Annual Report on Form 10-K for the year ended December 31, 2009.

Table 15: PG&E Corporation
Condensed Consolidated Statements of Income
(in millions, except per share amounts)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating Revenues
Electric	$2,857	$2,630	$7,882	$7,610
Natural gas	656	605	2,338	2,250
Total operating revenues	3,513	3,235	10,220	9,860
Operating Expenses
Cost of electricity	1,102	997	2,885	2,763
Cost of natural gas	182	134	924	879
Operating and maintenance	1,225	1,047	3,175	3,144
Depreciation, amortization, and decommissioning	501	450	1,420	1,298
Total operating expenses	3,010	2,628	8,404	8,084
Operating Income	503	607	1,816	1,776
Interest income	3	1	7	27
Interest expense	(167)	(174)	(510)	(533)
Other income (expense), net	29	23	25	63
Income Before Income Taxes	368	457	1,338	1,333
Income tax provision	107	136	479	376
Net Income	261	321	859	957
Preferred stock dividend requirement of subsidiary	3	3	10	10
Income Available for Common Shareholders	$258	$318	$849	$947
Weighted Average Common Shares Outstanding, Basic	390	370	378	367
Weighted Average Common Shares Outstanding, Diluted	392	388	391	386
Net Earnings Per Common Share, Basic	$0.66	$0.84	$2.22	$2.53
Net Earnings Per Common Share, Diluted	$0.66	$0.83	$2.19	$2.49
Dividends Declared Per Common Share	$0.46	$0.42	$1.37	$1.26

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 16: PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	September 30,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$347	$527
Restricted cash ($38 and $39 related to Energy recovery bonds at September 30, 2010 and December 31, 2009, respectively)	573	633
Accounts receivable:
Customers (net of allowance for doubtful accounts of $76 at September 30, 2010 and $68 at December 31, 2009)	989	859
Accrued unbilled revenue	752	671
Regulatory balancing accounts	1,118	1,109
Other	786	750
Inventories:
Gas stored underground and fuel oil	192	114
Materials and supplies	187	200
Income taxes receivable	-	127
Prepaid expenses and other	807	667
Total current assets	5,751	5,657
Property, Plant, and Equipment
Electric	32,074	30,481
Gas	11,079	10,697
Construction work in progress	2,180	1,888
Other	14	14
Total property, plant, and equipment	45,347	43,080
Accumulated depreciation	(14,672)	(14,188)
Net property, plant, and equipment	30,675	28,892
Other Noncurrent Assets
Regulatory assets ($833 and $1,124 related to Energy recovery bonds at September 30, 2010 and December 31, 2009, respectively)	5,702	5,522
Nuclear decommissioning trusts	1,977	1,899
Income taxes receivable	624	596
Other	524	379
Total other noncurrent assets	8,827	8,396
TOTAL ASSETS	$45,253	$42,945

Source: PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 16 (continued): PG&E Corporation
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	September 30,	December 31,
	2010	2009
LIABILITIES AND EQUITY
Current Liabilities
Short-term borrowings	$1,076	$833
Long-term debt, classified as current	500	342
Energy recovery bonds, classified as current	399	386
Accounts payable:
Trade creditors	943	984
Disputed claims and customer refunds	746	773
Regulatory balancing accounts	371	281
Other	364	349
Interest payable	787	818
Income taxes payable	260	214
Deferred income taxes	150	332
Other	1,588	1,501
Total current liabilities	7,184	6,813
Noncurrent Liabilities
Long-term debt	10,727	10,381
Energy recovery bonds	528	827
Regulatory liabilities	4,446	4,125
Pension and other postretirement benefits	2,064	1,773
Asset retirement obligations	1,610	1,593
Deferred income taxes	5,267	4,732
Other	2,152	2,116
Total noncurrent liabilities	26,794	25,547
Commitments and Contingencies
Equity
Shareholders’ Equity
Preferred stock, no par value, authorized 80,000,000 shares, $100 par value, authorized 5,000,000 shares, none issued	-	-
Common stock, no par value, authorized 800,000,000 shares, 391,530,616 shares outstanding (including 475,914 restricted shares) at September 30, 2010 and 371,272,457 shares outstanding (including 670,552 restricted shares) at December 31, 2009	6,712	6,280
Reinvested earnings	4,535	4,213
Accumulated other comprehensive loss	(224)	(160)
Total shareholders’ equity	11,023	10,333
Noncontrolling Interest – Preferred Stock of Subsidiary	252	252
Total equity	11,275	10,585
TOTAL LIABILITIES AND EQUITY	$45,253	$42,945

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 17: PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Nine Months Ended
	September 30,
	2010	2009
Cash Flows from Operating Activities
Net income	$859	$957
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,609	1,455
Allowance for equity funds used during construction	(89)	(71)
Deferred income taxes and tax credits, net	328	301
Other changes in noncurrent assets and liabilities	(339)	61
Effect of changes in operating assets and liabilities:
Accounts receivable	(246)	20
Inventories	(65)	78
Accounts payable	17	(159)
Disputed claims and customer refunds	-	(700)
Income taxes receivable/payable	252	658
Regulatory balancing accounts, net	(14)	226
Other current assets	28	27
Other current liabilities	(34)	(50)
Other	14	4
Net cash provided by operating activities	2,320	2,807
Cash Flows from Investing Activities
Capital expenditures	(2,794)	(3,022)
Decrease (increase) in restricted cash	61	732
Proceeds from nuclear decommissioning trust sales	962	1,177
Purchases of nuclear decommissioning trust investments	(1,001)	(1,219)
Other	(25)	14
Net cash used in investing activities	(2,797)	(2,318)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	490	300
Repayments under revolving credit facilities	-	(300)
Net issuance (repayments) of commercial paper, net of discount of $2 in 2010 and $3 in 2009	251	(290)
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2009	-	499
Proceeds from issuance of long-term debt, net of discount and issuance costs of $12 in 2010 and $16 in 2009.	838	1,193
Short-term debt matured	(500)	-
Long-term debt matured or repurchased	(95)	(909)
Energy recovery bonds matured	(285)	(273)
Common stock issued	141	211
Common stock dividends paid	(492)	(435)
Other	(51)	(4)
Net cash provided by financing activities	297	(8)
Net change in cash and cash equivalents	(180)	481
Cash and cash equivalents at January 1	527	219
Cash and cash equivalents at September 30	$347	$700

Table 17 (continued): PG&E Corporation
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(526)	$(493)
Income taxes, net	(52)	437
Supplemental disclosures of noncash investing and financing activities
Common stock dividends declared but not yet paid	$180	$156
Capital expenditures financed through accounts payable	229	229
Noncash common stock issuances	259	50

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 18: Pacific Gas and Electric Company
Condensed Consolidated Statements of Income
(in millions)

	(Unaudited)
	Three Months Ended		Nine Months Ended
	September 30,		September 30,
	2010	2009	2010	2009
Operating Revenues
Electric	$2,857	$2,630	$7,882	$7,610
Natural gas	656	605	2,338	2,250
Total operating revenues	3,513	3,235	10,220	9,860
Operating Expenses
Cost of electricity	1,102	997	2,885	2,763
Cost of natural gas	182	134	924	879
Operating and maintenance	1,224	1,047	3,172	3,143
Depreciation, amortization, and decommissioning	500	450	1,419	1,298
Total operating expenses	3,008	2,628	8,400	8,083
Operating Income	505	607	1,820	1,777
Interest income	3	3	7	29
Interest expense	(161)	(162)	(481)	(501)
Other income (expense), net	25	16	20	52
Income Before Income Taxes	372	464	1,366	1,357
Income tax provision	107	111	498	374
Net Income	265	353	868	983
Preferred stock dividend requirement	3	3	10	10
Income Available for Common Stock	$262	$350	$858	$973

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 19: Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions)

	(Unaudited)
	Balance At
	September 30,	December 31,
	2010	2009
ASSETS
Current Assets
Cash and cash equivalents	$119	$334
Restricted cash ($38 and $39 related to Energy recovery bonds at September 30, 2010 and December 31, 2009, respectively)	573	633
Accounts receivable:
Customers (net of allowance for doubtful accounts of $76 at September 30, 2010 and $68 at December 31, 2009)	989	859
Accrued unbilled revenue	752	671
Regulatory balancing accounts	1,118	1,109
Other	781	751
Inventories:
Gas stored underground and fuel oil	192	114
Materials and supplies	187	200
Income taxes receivable	-	138
Prepaid expenses and other	806	662
Total current assets	5,517	5,471
Property, Plant, and Equipment
Electric	32,074	30,481
Gas	11,079	10,697
Construction work in progress	2,180	1,888
Total property, plant, and equipment	45,333	43,066
Accumulated depreciation	(14,659)	(14,175)
Net property, plant, and equipment	30,674	28,891
Other Noncurrent Assets
Regulatory assets ($833 and $1,124 related to Energy Recovery Bonds at September 30, 2010 and December 31, 2009, respectively)	5,702	5,522
Nuclear decommissioning trusts	1,977	1,899
Income taxes receivable	673	610
Other	357	316
Total other noncurrent assets	8,709	8,347
TOTAL ASSETS	$44,900	$42,709

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 19 (continued): Pacific Gas and Electric Company
Condensed Consolidated Balance Sheets
(in millions, except share amounts)

	(Unaudited)
	Balance At
	September 30,	December 31,
	2010	2009
LIABILITIES AND SHAREHOLDERS’ EQUITY
Current Liabilities
Short-term borrowings	$986	$833
Long-term debt, classified as current	500	95
Energy recovery bonds, classified as current	399	386
Accounts payable:
Trade creditors	943	984
Disputed claims and customer refunds	746	773
Regulatory balancing accounts	371	281
Other	376	363
Interest payable	777	813
Income taxes payable	260	223
Deferred income taxes	154	334
Other	1,377	1,307
Total current liabilities	6,889	6,392
Noncurrent Liabilities
Long-term debt	10,378	10,033
Energy recovery bonds	528	827
Regulatory liabilities	4,446	4,125
Pension and other postretirement benefits	2,006	1,717
Asset retirement obligations	1,610	1,593
Deferred income taxes	5,322	4,764
Other	2,105	2,073
Total noncurrent liabilities	26,395	25,132
Commitments and Contingencies
Shareholders’ Equity
Preferred stock without mandatory redemption provisions:
Nonredeemable, 5.00% to 6.00%, 5,784,825 shares outstanding at September 30, 2010 and December 31, 2009	145	145
Redeemable, 4.36% to 5.00%, 4,534,958 shares outstanding at September 30, 2010 and December 31, 2009	113	113
Common stock, $5 par value, authorized 800,000,000 shares, 264,374,809 shares outstanding at September 30, 2010 and December 31, 2009	1,322	1,322
Additional paid-in capital	3,228	3,055
Reinvested earnings	7,025	6,704
Accumulated other comprehensive loss	(217)	(154)
Total shareholders’ equity	11,616	11,185
TOTAL LIABILITIES AND SHAREHOLDERS’ EQUITY	$44,900	$42,709

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.

Table 20: Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

	(Unaudited)
	Nine Months Ended
	September 30,
(in millions)	2010	2009
Cash Flows from Operating Activities
Net income	$868	$983
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation, amortization, and decommissioning	1,580	1,439
Allowance for equity funds used during construction	(89)	(71)
Deferred income taxes and tax credits, net	332	274
Other changes in noncurrent assets and liabilities	(286)	95
Effect of changes in operating assets and liabilities:
Accounts receivable	(240)	20
Inventories	(65)	78
Accounts payable	15	(151)
Disputed claims and customer refunds	-	(700)
Income taxes receivable/payable	241	534
Regulatory balancing accounts, net	(14)	226
Other current assets	28	26
Other current liabilities	(33)	(62)
Other	14	3
Net cash provided by operating activities	2,351	2,694
Cash Flows from Investing Activities
Capital expenditures	(2,794)	(3,022)
Decrease in restricted cash	61	732
Proceeds from sales and maturities of nuclear decommissioning trust investments	962	1,177
Purchases of nuclear decommissioning trust investments	(1,001)	(1,219)
Other	15	7
Net cash used in investing activities	(2,757)	(2,325)
Cash Flows from Financing Activities
Borrowings under revolving credit facilities	400	300
Repayments under revolving credit facilities	-	(300)
Net issuance (repayments) of commercial paper, net of discount of $2 in 2010 and $3 in 2009	251	(290)
Proceeds from issuance of short-term debt, net of issuance costs of $1 in 2009	-	499
Proceeds from issuance of long-term debt, net of discount and issuance costs of $12 in 2010 and 2009	838	847
Short-term debt matured	(500)	-
Long-term debt matured or repurchased	(95)	(909)
Energy recovery bonds matured	(285)	(273)
Preferred stock dividends paid	(11)	(10)
Common stock dividends paid	(537)	(468)
Equity contribution	170	688
Other	(40)	6
Net cash provided by financing activities	191	90
Net change in cash and cash equivalents	(215)	459
Cash and cash equivalents at January 1	334	52
Cash and cash equivalents at September 30	$119	$511

Table 20 (continued): Pacific Gas and Electric Company
Condensed Consolidated Statements of Cash Flows
(in millions)

Supplemental disclosures of cash flow information
Cash received (paid) for:
Interest, net of amounts capitalized	$(504)	$(481)
Income taxes, net	(87)	297
Supplemental disclosures of noncash investing and financing activities
Capital expenditures financed through accounts payable	$229	$229

Source:  PG&E Corporation and Pacific Gas and Electric Company’s Condensed Consolidated Financial Statements and Notes thereto included in PG&E Corporation and Pacific Gas and Electric Company's combined Quarterly Report on Form 10-Q for the quarter ended September 30, 2010.